VIATOR NETWORKS

                         VALUE ADDED RESELLER AGREEMENT


This agreement ("Agreement") is made between Viator Networks, Inc., a corporation duly organized and existing under the laws of the State of Delaware, ("Viator Networks") and Videolocity, Inc., an organization having its principal place of business at 1762A Prospector Avenue, Park City, UT 84060 ("VAR").


                              W I T N E S S E T H
                              -------------------

WHEREAS, Viator is in the business of providing the Egress(TM) product and service suite as more particularly described in Attachment A (the "Product") to the hospitality and multi-tenant unit markets for high-speed Internet connectivity pursuant to this Agreement; and

WHEREAS, VAR desires to license the Product from Viator and sublicense the Product in conjunction with VAR's own product, as more particularly described in Attachment (the "Enhanced Product"), to Enduser(s) and Distributor(s), as these terms are more fully defined in Article I, below, in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration hereof and the mutual promises and covenants herein set forth, and intending to be legally bound by this Agreement, the parties do hereby agree as follows:


                            Article I - Definitions


1.1 Definitions. For purposes of this Agreement, the following definitions will apply:

        (a) "Product"  shall  mean  Viator's   hardware  and  software  as  more
            particularly described in Attachment A.

        (b) "Enhanced   Product"  shall  mean  the  Product  together  with  the
            product(s) and/or service(s) of VAR as more particularly described in Attachment A.

        (c) "Enduser(s)" shall mean purchaser(s) of licenses from VAR or Distributor(s) to use the Enhanced Product for their own use, not with the intent for resale thereof by said Enduser(s).

        (d) "Distributor(s)" shall mean a third party selected by VAR to distribute the Enhanced Product to Enduser(s).

        (e) "Effective Date" shall mean the latest date Viator or VAR signed this Agreement.

        (f) "Territory"  shall have the meaning given to such term in Attachment
            A.

        (g) "Term" of this agreement shall be as stated in Article 17.1.


                          Article 2 - VAR Appointment


2.1 Appointments. Subject to the terms and conditions in this Agreement, Viator Networks hereby appoints VAR as a value added reseller to promote, market and sell the Products in the Territory during the Term.

2.2 Sales Efforts. During the Term, VAR shall use its commercially reasonable efforts to promote, market and sell the Products in the Territory during the Terms. Without the prior written consent of Viator Networks, VAR shall not directly or indirectly (i) solicit sales of the



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         Products outside of the Territory, or (ii) sell to any person which VAR understands or reasonably expects will resell the Products.

2.3 No Limit on Price. Although Viator Networks may from time to time publish suggested end-user list prices for the Products, VAR has the unrestricted right to unilaterally determine the prices at which it resells the Products which it purchases hereunder. No Viator representative has the authority to require or suggest that VAR charge a particular resale price for the Products which it purchases hereunder.

2.4 Non-Exclusive Right. VAR's right to resell the Products shall be non-exclusive and Viator shall continue to have the right to promote, market and sell the Products in the Territory and elsewhere, and any other products which are similar and/or competitive with the Products, through any other means, including but not limited to directly, through other resellers, distributors and/or through any agent or representative.

2.5 Compliance with Authorization and Certification Requirements. VAR's right to remain a value added reseller hereunder or to sell various Products or Product lines shall be subject to VAR's continuing compliance with the authorization and certification requirements set forth in Attachment B, as amended from time to time by Viator on notice to VAR. If VAR fails to maintain compliance with such requirements as then in effect, then Viator may terminate this Agreement in accordance with Article 17.3 or terminate VAR's right to sell certain Products, as appropriate.


                Article 3 - Terms of Purchase of Products by VAR


3.1 Terms and Conditions. All purchases of Products by VAR from Viator during the term of this Agreement shall be subject to the terms and conditions of this Agreement.

3.2 Prices. All prices are F.O.B. Viator's plant currently located at the address listed for Viator at the beginning of this Agreement. The purchase price to VAR for each of the Products ("Purchase Price") shall be as set forth in the VAR Price List. The difference between VAR's Purchase Price and VAR's selling price to its customers shall be VAR's sole remuneration for sale of the Products. Viator has the right at any time to revise the prices in the VAR Price List with thirty (30) days advance written notice to VAR. Such revisions shall apply to all orders received after the effective date of revision.

3.3 Price Protection. In the event of a price increase, Viator will honor orders or portions thereof already accepted and acknowledged by Viator at the prices in effect previous to the effective date of the price increase and orders scheduled by Viator for delivery within thirty (30) days after the effective date of the price increase. Orders scheduled by Viator for delivery after (30) days from effective date of the price increase shall automatically be adjusted by Viator. After the effective date of the price increase, orders will be accepted at the increased price.

         In the event of a price reduction, unshipped orders already scheduled by Viator for product affected by the price reduction shall be automatically adjusted by Viator to reflect the price decrease. Viator will provide VAR with written notice of any decrease no later than fifteen (15) days after the effective date of such decrease. Product in transit and product in VAR's inventory purchased not more than sixty
         (60) days prior to the effective date of such price decrease shall be subject to the price reduction; provided, however that : (A) VAR applies in writing to Viator for the price reduction within sixty (60) days after the effective date of the announced price reduction and
         (B)VAR forwards an inventory report to Viator that indicates model and quantity of inventory in stock. Viator reserves the right to verify the inventory report and conduct and audit of VAR's inventory. Viator shall issue a credit for the price reduction to VAR within thirty (30)days after receipt and verification of VAR inventory report. The credit shall be equal to the difference between the price at the time of the sale of the Product to VAR and the new reduced price.

         Viator shall have no obligations pursuant to this Article 3.3 unless VAR has timely performed all of its obligations pursuant to Article 6.1(a) hereof during the previous six months.

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3.4      Taxes.  VAR  agrees to report and pay all  taxes,  customs,  duties and
         assessments   imposed  on  VAR  or  Viator  in   connection   with  the
         distribution and sale of Viator product hereunder including any sales, use, excise, and other taxes and duties, except for taxes imposed on Viator income. To the extent that Viator is required by status or regulation to collect and report taxes, duties, customs, or any other costs to various authorities (both foreign and domestic), such taxes, duties, customs, or any other costs will be billed directly to VAR.

3.5 Order and Acceptance. All orders for Products submitted by VAR shall be initiated by written purchase orders sent to Viator and requesting a delivery date during the term of this Agreement; provided, however, that an order may initially be placed orally if a confirmational written purchase order is received by Viator within five (5) days after said oral order. No order shall be binding upon Viator until accepted by Viator in writing, or by shipping product in accordance with the order. Professional Service orders are to be accompanied by a non-refundable payment of 50% (fifty percent) of the cost of the services to be provided Product orders should be accompanied by either full payment, or a 25% (twenty five percent) non-refundable pre-payment with the balance due at time of shipment. Viator will use reasonable efforts to notify VAR of the acceptance of an order within five (5) business days of its receipt of an order, or at Viator's sole discretion, deliver the ordered products. Viator shall use its reasonable best efforts to deliver Products at the times specified either in its quotation or in its written acceptance of VAR's purchase orders. However, Viator shall not be liable for any damages resulting from its failure to meet such shipment dates, even if Viator has been advised of the possibility of such damages. partial shipments may be made upon written approval of VAR. No partial shipment of an order shall constitute the acceptance of the entire order, absent the written acceptance of such order.

3.6 Purchase Orders Terms. VAR's purchase orders submitted to Viator from time with respect to Products to be purchased hereunder shall be governed by the terms of this Agreement, and nothing contained in any such purchase order shall in any way modify such terms of purchase or add any additional terms or conditions.

3.7 Payment. For the initial order full payment of VAR's Purchase Price for the Product (including any freight, taxes or other applicable costs initially paid by Viator but to be borne by VAR) shall be due prior to product shipment. Future payment terms and conditions will be negotiated. Payment shall be made by wire transfer, check, or other instrument approved by Viator, payable in U.S. Dollars. Any invoiced amount not paid when due shall be subject to a service charge of one and one-half percent (1.5%) per month and Viator, at its option, may revoke any previously granted terms of credit. Except for credits issued under Article 3.3 or 9, VAR agrees to no rights of set off for amounts it owes for particular Products against amounts owed to it by Viator. Viator may withhold or suspend its performance under this Agreement in the event that VAR fails to make timely payments of outstanding invoices. VAR shall pay all of Viator costs and expenses (including reasonable attorneys' fees) to enforce and preserve Viator rights under this Subsection 3.8.

3.8 Shipping. All Products delivered pursuant to the terms of this Agreement shall be suitably packed for air freight shipment in Viator standard shipping cartons, marked for shipment at VAR's address set forth above, and delivered to VAR or its carrier agent F.O.B. Viator manufacturing plant or warehouse, at which time title to such Products and risk of loss shall pass to VAR. Unless otherwise instructed in writing by VAR, Viator shall select the carrier. All freight, insurance, and other shipping expenses, as well as any special packing expense, for shipments to VAR shall be paid by VAR. All freight, insurance, and other shipping expenses, as well as any other special packing expenses for defective goods or those returned under warranty shall be paid by Viator. VAR also agrees that no delivery pursuant to this Agreement shall be construed as a single lot contract under the Uniform Commercial Code. In addition, remedies provided under a single lot contract shall not apply to any shipment under the agreement.

3.9 Product Acceptance. VAR shall be deemed to have accepted delivery of Viator Products, unless rejected upon inspection at the time of delivery. The reason for rejection must be submitted in writing to Viator within thirty (30) business days from the date of delivery (Rejection Period). VAR agrees that its remedies are limited to the


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         remedies  contained in the warranty  provisions of this Agreement under articles 8 (Warranty and Disclaimer), and 9 (Rejection and Warranty Procedures).

3.10 Return of Products after Rejection Period. After the Rejection Period, VAR may not return a Product to Viator for any reason without Viator's prior written consent. For any Product for which Viator gives such consent, Viator may charge VAR a restocking fee equal to ten percent (10%) of VAR's Purchase Price for that Product and shall credit the balance of the Purchase Price to VAR's account. VAR shall be responsible for all shipping charges.

3.11     Product  Changes.   Viator  shall  have  the  right,  in  its  absolute
         discretion, without liability to VAR, to change the design or to discontinue the manufacture or sale of any Product covered by this Agreement. Viator shall attempt to notify VAR at least thirty (30) days prior to the delivery of any Product which incorporates a change in design that shall, in Viator's reasonable opinion, affect the marketability of any Product in VAR's inventory. Viator shall also endeavor to notify VAR at least thirty (30) days prior to the discontinuance of manufacture of any Product. Viator, however, shall not incur any liability to VAR for its failure to so notify VAR.


                   Article 4 - Grant and Acceptance of License

4.1      Grant  of  License.   Subject  to  the  provisions  contained  in  this
         Agreement, Viator hereby grants to VAR and VAR hereby accepts a non-exclusive, non-transferable license:

         (a) to use and copy the Product solely for purposes of demonstrating the Product to potential Distributor(s) and Enduser(s), and incorporating the Product without modification, enhancement, derivation into the Enhanced Product; and

         (b) to sublicense the Product, as incorporated in the Enhanced Product, to Enduser(s), and Distributor(s) pursuant to Article 5 below.

4.2 Restrictions on VAR. VAR shall use the Product only for the purpose set forth in Article 4.1 above. Without limiting the generality of the foregoing, VAR expressly agrees that it shall not:

         (a) permit others to disassemble, decompile or otherwise modify or prepare derivative works of Product; or

         (b) allow Enduser(s) to resell or lease the Product or a derivation of the Product or to resell (part of the) Data or Services that are derived from the Product; or

         (c) use any Viator Products described in Attachment A, to create new Enhanced Products, other products or derivations thereof, other than those delineated explicitly in Attachment A, without the prior written consent from Viator; or

         (d) use Product or allow others to use Product in any manner that infringes the intellectual property or other rights of Viator or another party or non-party; or

         (e) use Product in an on-line database system, without the prior written consent of Viator; or

         (f) export Product to any country in contravention of any law of the United States or any other country, including the Export Administration Act and regulations relating thereto.

         (g) disassemble, decompile or otherwise modify Product in anyway, without the prior written consent from Viator.

4.3 Obligations of VAR. As a condition to Viator's obligations under this Agreement, VAR shall at all times:

         (a) promptly notify Viator of any change in ownership of VAR, or any sale or transfer of any substantial portion of its property or assets; and

         (b) represent, display and demonstrate the Product, as incorporated in the Enhanced Product, prominently and fairly at all times in comparison with other competitive products; and


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(c)

         display the Viator logo and copyright notice pursuant to Article 15.2 on all collateral, advertisements, and product packaging of the Enhanced Product where the Product is included as a part of the Enhanced Product. The Viator logo will be provided to VAR by Viator within ten (10) days upon request by VAR in a mutually agreed upon industry standard format; and

         (d) protect the product in the Enhanced Product in a technical sense, in order to avoid the possibility of decompiling and retrieving the Product by third parties;

         (e) refrain from making any knowingly false or misleading statements, claims or representatiions with respect to Viator or the Product; and

         (f) conduct its business in such a way so as not to damage the valuable reputation of Viator; and

4.4 Obligations of Viator. As a condition of VAR's obligations under this Agreement, Viator shall at all times:

         (a) reasonably devote its best efforts, to develop and maintain the Product and the accuracy and desirability of its contents and features; and

         (b) conduct its business in such a way so as not to damage the valuable reputation of VAR; and

         (c) refrain from making any knowingly false or misleading claims or representations with respect to the Product, the VAR or the Enhanced Product.


                      Article 5 - Sublicense to Enduser(s)


5.1 Sublicenses by VAR. Sublicenses to Enduser(s) granted by VAR pursuant to Article 4.1(b), herein above, shall include the Restrictions on License as set forth in Article 4.2(a) and (b) of this Agreement. Sublicenses to Distributor(s), granted under Article 4.1 (b), hereof, requires compliance by said Distributor of provisions entitled "Restrictions on VAR," Article 4.2, and "Obligations of VAR," Article 4.3, hereof. Distributor may not make any changes in the Product except as is mutually agreed upon in writing by both Viator and VAR. VAR shall and hereby agrees to require Enduser(s) and Distributor(s) to comply with the terms of this paragraph, Article 5.1.

5.2 Enforcement of Restrictions. VAR shall aggressively enforce the restrictions contained in this Agreement at VAR's sole expense and promptly notify Viator when VAR acquires actual knowledge of any violations of such restrictions by Enduser(s) or Distributor(s). If Viator wishes to commence proceedings against the infringer of Viator's (property) rights, VAR shall undertake its best efforts to assist Viator.

                         Article 6 - VAR's Obligations

6.1      VAR shall:

         (a) Furnish Viator, upon request by Viator from time to time, a rolling three (3) month forecast of VAR's projected requirements for each customer by month in electronic (machine readable) format. The format and content of such forecast will be as set forth in Attachment C hereto, as such schedule may be modified from time to time by Viator.

         (b) Not remove, obscure or modify any label or other indication of copyright or other intellectual property rights on the Products.

         (c) Agree to the terms and conditions of any software license or product warranty terms enclosed with the Products.

         (d) Not sell Products other than in original, unmodified, unused condition, except that the unmodified Products may be bundled or packaged with other goods to comprise a system.

6.2 Software. VAR acknowledges that all software Products or Products, which include software, are proprietary to Viator or its licensors and are subject to copyrights and trade secrets owned by Viator or its licensors. All references in this Agreement to "purchases," "sales," or


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         words of similar import, of software Products or Products which include software signify only the acquisition of a license for VAR to transfer such software to its end-users in accordance with the terms of this Agreement.

6.3 Suitability. VAR hereby understands that it is solely responsible for determining the suitability of Products for the purpose for which Products are purchased or sold by VAR.

6.4 Hardware. VAR acknowledges it is solely responsible for ensuring that the network in which the Products are installed is in good working order and that any third-party hardware connected to the Products have passed Viator interoperability tests and are properly installed and configured according to the manufacturer's specifications and instructions.

6.5 Network Reliability. VAR acknowledges that it is solely responsible for all technical issues related to third-party hardware (including property management systems and network switches, DSL concentrators and the like), network design and configuration, and for the reliability of the network in which the Products are installed and it is solely responsible for any issues or problems that may adversely affect the performance or features of the Products. Viator may, at its sole discretion, assist in the determination of the problem.

6.6 Technical Support. Provision of end-user technical support is the sole responsibility of the VAR. VAR shall provide 24-hour technical support to end-users through its own employees, under contract with a professional technical support or help desk provider, or under contract through Viator. At no time shall any end-user be without access to technical support. Technical support fees for service contracted through Viator are indicated on Attachment A.

6.7 Limitation on VAR's Rights to the Products. VAR shall have no access to, or rights in, the source codes of any software included in the Products. VAR shall have no right to copy, modify or remanufacture any Product or part thereof, nor reproduce any written material supplied by Viator without the explicit written consent of Viator.


                         Article 7 - Viator Obligations


7.1      Viator shall:

         (a) Provide VAR with sales support through its national and field sales offices and affiliated companies;

         (b) Allow VAR to participate in such cooperative marketing programs and other sales incentive programs as Viator may make generally available to similarly situated resellers of Products; provided, however, that Viator reserves the right to alter or eliminate any such cooperative marketing programs or other sales incentive programs at any time; and,

         (c) Furnish VAR with a reasonable quantity of its standard sales promotion literature, such as brochures and specification sheets; provided that Viator reserves the right to charge VAR if it requests large quantities of such materials.

         7.2 Services by Viator. Additional customer service and technical support is available by phone in the United States at (877) 468-3546, or via email at support@viatornetworks.com. Extended warranty, contract service, repair and other services are available for purchase at Viator published standard rates.


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                     Article 8 - Warranties and Disclaimer


         (a) Limited Warranty. Viator warrants that it owns or has the full right and authority to license the Product and agrees that the Product is delivered on an "as is" basis and should not be considered as error free. VAR will determine within sixty (60) days of initial delivery of the Product and thirty (30) days thereafter following delivery of any updates, whether the information carrier on which the Product or update is delivered contains major defects. Viator's sole liability and VAR's sole remedy with respect to defective Products is limited to the replacement or repair of the defective information carrier, provided that:

             (i) End-user complies with the rejection and warranty procedures herein and returns the Viator Product that the end-user considers defective for examination and testing.

             (ii) Viator shall not be liable under this warranty if testing and examination by Viator discloses that the Viator Product has been modified or altered in any manner after it was shipped by Viator.

             (iii) Viator shall not be liable under this warranty if testing and examination by Viator discloses that the alleged defect in the Viator Product does not exist or was caused by end-user or any third person's misuse, neglect, improper installation or testing, unauthorized attempts to repair or any other cause beyond the range of intended user, or by accident, fire or other hazard.

             (iv) Viator shall not be liable under any warranty under this Agreement with respect to any Viator Product that is not returned in its original shipping container or a functionally equivalent container.

                  (a) Viator shall so advise VAR and dispose of such Viator Product in accordance with VAR's instructions on behalf of end-user and at VAR's cost; and

                  (b) AR shall reimburse Viator for its expense in testing and examining such Viator Product calculated at Viator standard rates.

             (vi) Disclaimer of Warranties. VIATOR DISCLAIMS ANY AND ALL OTHER WARRANTIES EXCEPT THOSE EXPRESSLY STATED IN THIS ARTICLE 8, EXPRESS OR IMPLIED REGARDING THE PRODUCT INCLUDING, BUT NOT LIMITED TO, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.2      By VAR:

         (a) Indemnification. VAR agrees to indemnify Viator and hold Viator harmless from and against any and all claims, losses, liabilities damages, expenses and costs (including reasonable attorney fees and court costs) which result from any claims based on misrepresentations made by VAR regarding the Product or the Enhanced Product. Additionally, VAR agrees to indemnify Viator and hold Viator harmless from any claim that the Product or the Enhanced Product infringes any patent, copyright, trademark or other proprietary right of any third party or misappropriates any trade secret of a third party that is based on VAR's misrepresentation of the Product or Enhanced Product. Further, VAR shall indemnify and hold harmless Viator from and against any loss, liability, cost or expense (including reasonable attorney fees and courts costs), which result from any claim by any person based upon (i) any willful misconduct or negligence of VAR, its employees or agents, (ii) the breach by VAR of any of its obligations under this Agreement or the Sublicense Agreement, or (iii) any defect in the Enhanced Product.


                 Article 9 - Rejection and Warranty Procedures

9.1

         In the event of rejection of Viator Product within the Rejection Period or a Viator Product fails to perform as warranted within the Warranty Period, VAR or end-user, as relevant, will give notice to Viator or VAR, respectively, within the relevant limitation period, which notice will request a Return Material Authorization ("RMA") number. Viator will provide the RMA number to VAR within five (5) days after the giving of notice and the request. Within thirty (30) days after its receipt of the RMA number, VAR or end-user will return to Viator or its designee the rejected or defective Viator Product, freight or postage prepaid in the original shipping carton or a functionally equivalent container. Viator reserves the right to refuse to accept any rejected or defective Viator Product not bearing an RMA number on the outside of the carton and/or documentation accompanying the shipment such as packing slips. If the Viator Product is determined to be defective in accordance with Article 8 (Warranty and Disclaimer), Viator will, at its sole option and expense, either repair, replace the Viator Product and ship it in accordance with VAR's instruction, to VAR or end-user, or credit to VAR an amount not to exceed the VAR's purchase price of each good found to be defective. Viator will use all reasonable efforts to ship the repaired or replaced Viator Product within thirty (30) days of its receipt of such Viator Product.


Article 10 - Intellectual Property Infringement

10.1 Intellectual Property Infringement. Viator Networks will defend, at its own expense, any claim, suit, or proceeding brought against VAR to the extent it was based upon a claim that any product under normal use sold pursuant to this Agreement infringes upon any presently issued U.S. patent or any copyright, or misappropriates any trade secret, of any third party. VAR agrees that it shall promptly notify Viator Networks in writing of any such claim or action and give Viator Networks full information and assistance in connection therewith. Viator networks shall have the sole right to control the defense of any such claim or action and the sole right to settle or compromise any such claim or action. If VAR complies with the provisions hereof, Viator Networks will pay all damages, costs and expenses finally awarded to third parties against VAR in such action. If a Product is, or in Viator Networks opinion might be, held to infringe as set forth above Viator Networks may, at its option replace or modify such Product so as to avoid infringement, or procure the right for VAR to continue the use and resale of such Product. If neither of such alternatives is, in Viator Networks opinion, commercially reasonable, the infringing Product shall be returned to Viator Networks and Viator Networks sole liability, in addition to its obligation to reimburse awarded damages, costs and expenses as set forth above, shall be to refund the amounts paid for such Products less depreciation measured equally over a sixty
         (60) month period from the date of purchase by VAR.

10.2 Limitations. Viator will have no liability for any claim of infringement arising as a result of VAR's use or sale of a Product in combination with any items not supplied by Viator Networks, Inc., any modification of a Product by VAR or third parties, or the failure to use the latest version of any software provided for such Product if infringement would have been avoided with such use.

10.3 Entire Liability. THE FOREGOING CONSTITUTES VIATOR'S SOLE AND EXCLUSIVE LIABILITY FOR INTELLECTUAL PROPERTY INFRINGEMENT.


                    Article 11 - Ownership, Confidentiality


11.1 Ownership. VAR acknowledges that Viator is the owner of all rights, titles and interests including, without limitation, copyrights and other intellectual property rights in and to the Product. VAR acknowledges that the Product is a valuable asset of Viator, and VAR agrees to abide by the restrictions set forth in this Agreement and by applicable Copyright law, in any and all uses of the Product by VAR.

11.2 Terms of Agreement. Viator and VAR and their respective employees and agents shall not disclose the terms and conditions of this agreement to any third party unless required to do so by a court of competent jurisdiction, and only after prior written notice to the other party.

11.3 Confidential and Proprietary Information. Viator, VAR and their respective employees and agents shall hold in confidence all confidential and proprietary information of the other which is disclosed to each party in connection with this Agreement and the transactions contemplated hereby, and which is so designated in writing by the disclosing party including, without limitation, information concerning Enduser(s) and prospective Enduser(s), and financial and technical information. The provisions of this Article 11.3 shall survive the termination of this Agreement. Each party shall use reasonable diligence, and in no event less than the degree of care which such party uses in respect to its own confidential and proprietary information or other information of like nature, to prevent the unauthorized disclosure or reproduction of such information. Confidential and proprietary information shall exclude:

             (a) information in the public domain; and

             (b) information known to the recipient party as of the Effective Date, unless the recipient party agreed to keep such information in confidence at the time of its receipt; and

             (c) information hereafter obtained by the recipient party from a source not under an obligation of confidentiality to the other party.


                      Article 12 - Support and Maintenance


12.1 Support and Maintenance. Viator agrees to provide the following support and maintenance of its Product during the term of this Agreement. However, if VAR is in default or has otherwise breached this Agreement, Viator shall have no obligation for Support and Maintenance, hereunder. VAR shall promptly give Viator written notice and any documentation of discovered defects and, thereafter, shall provide such additional information as Viator may reasonably request. Viator shall:

         (a) use its best efforts to promptly correct major defects that are discovered by VAR in the Product, provided that Viator can replicate the alleged defect; and

         (b) correct minor or ordinary defects by the next general commercial release of the Product.

         Viator's obligations to provide corrections to the Product shall immediately terminate in the event that VAR materially misuses the Product and fails to correct or undertake a plan to correct within ten
         (10) days after written notice specifying the misuse.


               Article 13 - Limitations on Liability and Remedies


13.1 GENERAL LIMITATION OF LIABILITY CONCERNING PRODUCT. VIATOR, AND ANY COMPANY AFFILIATED WITH VIATOR, OR ANY OFFICER DIRECTOR EMPLOYEE, AGENT, SUBCONTRACTOR, SUCCESSOR OR ASSIGN OF VIATOR OR ANY SUCH COMPANY SHALL NOT BE LIABLE TO VAR FOR ANY LOSS, INJURY, CLAIM, LIABILITY OR DAMAGE RESULTING FROM OR CONNECTED WITH (A) INACCURACY OF THE PRODUCT,
         (B) ANY ERRORS OR OMISSIONS IN PRODUCT, OR (C) THE USE OF PRODUCT, EVEN WHERE THE CLAIM, LIABILITY OR DAMAGE RESULTING FROM ANY OF THE FOREGOING IS CAUSED IN WHOLE OR IN PART BY VIATOR AND REGARDLESS OF WHETHER SUCH CLAIM OR LIABILITY ARISES IN CONTRACT (INCLUDING BREACH OF WARRANTY), TORT (INCLUDING STRICT LIABILITY), INTELLECTUAL PROPERTY INFRINGEMENT, INDEMNITY OR OTHERWISE.

13.2 DOLLAR LIMITATION OF LIABILITY OF VIATOR. IF THE LIMITATIONS OF LIABILITY SET FORTH IN ARTICLE 8.1 OR ELSEWHERE IN THIS AGREEMENT OR ANY LIMITED REMEDY ARE HELD TO BE UNENFORCEABLE, OR IN THE ABSENCE OF A LIMITED REMEDY OR LIMITATION OF LIABILITY, THE LIABILITY OF VIATOR AND ANY COMPANY AFFILIATED WITH VIATOR, OR ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, SUBCONTRACTOR, SUCCESSOR OR ASSIGN OF VIATOR OR ANY SUCH COMPANY, TO VAR FOR DAMAGES OR ALLEGED DAMAGES, WHETHER IN CONTRACT (INCLUDING BREACH OF WARRANTY), TORT (INCLUDING STRICT LIABILITY), INTELLECTUAL PROPERTY INFRINGEMENT, INDEMNITY OR OTHERWISE, RELATED TO THIS AGREEMENT SHALL NOT EXCEED THE AMOUNTS RECEIVED BY VIATOR FROM VAR DURING THE TWELVE MONTHS PRECEDING THE ACTS GIVING RISE TO THE DAMAGES.

13.3 CONSEQUENTIAL AND PUNITIVE DAMAGE LIMITATION. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL (INCLUDING LOST PROFITS) DAMAGES ARISING FROM OR IN ANY WAY CONNECTED WITH ITS PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, WHETHER IN CONTRACT (INCLUDING BREACH OF WARRANTY), TORT (INCLUDING STRICT LIABILITY AND NEGLIGENCE), INTELLECTUAL PROPERTY INFRINGEMENT, INDEMNITY OR OTHERWISE, EVEN IF SUCH PARTY HAS KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES.

13.4 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, other than any controversy or claim relating to either party's confidentiality obligations under this Agreement, shall be settled by binding arbitration conducted before a single arbitrator, pursuant to the rules of the American Arbitration Association (AAA), who is knowledgeable in the field of law as it pertains to computer software and databases. If the parties are unable to agree to one arbitrator, such arbitrator shall be selected by the AAA. the site of any such arbitration will be Alexandria, Virginia, U.S.A. any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each party will bear its own costs and expenses, including fees and expenses of counsel, associated with the arbitration. The arbitrator shall not be entitled to award punitive damages to either Party.

13.5 SOLE AND EXCLUSIVE REMEDIES. THE LIMITED REMEDIES OF THE PARTIES SET FORTH IN THIS AGREEMENT ARE THE SOLE AND EXCLUSIVE REMEDIES OF A PARTY AGAINST THE OTHER PARTY.


                    Article 14 - Import and Export Controls


15.1 Regulations. VAR understands and acknowledges that Viator is subject to regulation by agencies of the United States government including, without limitation the U.S. Department of Commerce, which agency prohibits export or diversion of certain products and technology to certain countries. Any and all obligations of Viator to provide Viator Products as well as any technical assistance will be subject in all respects to such United States laws and regulations as from time to time govern the delivery and license of technology and products abroad by persons subject to the jurisdiction of the United States including, without limitation, the Export Administration Act of 1979, as amended, any successor legislation and the Export Administration Regulations issued by the Department of Commerce, Bureau of Export Administration. VAR agrees to cooperate with Viator in order to obtain export licenses or exemptions therefrom by, among other things, providing required documentation. VAR warrants that it will comply with the Export Administration Regulations and other United States laws and regulations governing exports in effect from time to time.


                     Article 15 - Trademarks and Logo Usage


15.1 Limited Trademark License. Viator grants to VAR a non-exclusive, limited license to use, during the term of this Agreement, Viator's name, logo and other trademarks used by Viator in the Territory from time to time with respect to the Products (the "Trademarks") for proper purposes in connection with the promotion and sale of the Products.

15.2 VAR's Use. VAR's use of the Trademarks shall be in accordance with applicable trademark law and Viator's policies regarding advertising and trademark usage as established and amended from time to time. VAR shall include all applicable Viator Trademarks in any literature, promotion or advertising, which it produces or distributes concerning the Products. VAR will not use any such Trademarks other than with respect to the direct promotion of the Products. VAR may add identification marks (e.g. serial or part numbers) for its own internal inventory records.

15.3 Viator Designations. VAR will not remove, deface or alter any Viator trademarks, model numbers or other designations affixed to the Products by Viator. VAR will not alter any other trademarks, trade names, model designations or nameplates to the Products.

15.4 Ownership of Trademarks. VAR agrees that the Trademarks are and will remain the sole property of Viator and agrees not to do anything inconsistent with that ownership or to contest ownership of such Trademarks.

         VAR agrees to always identify the Trademarks as being the property of Viator. VAR also agrees that all use of the Trademarks by VAR will inure to the benefit of, and be on behalf of, Viator.

15.5 Trademark Quality Standards. VAR agrees that any system or service sold by VAR which contains the Products and displays the Trademarks must conform to Viator's quality standards for the use of its Trademarks, and VAR agrees to cooperate with Viator in monitoring the nature and quality of such systems and services for purposes of VAR's use of such Trademarks.


                   Article 16 - Fees: Payment and Collection


16.1 License/Royalty Fees. In consideration for the license granted above, VAR shall pay Viator the fees specified in Attachment A.

16.2 License/Royalty Fees Report: Payment of Fees. VAR shall deliver to Viator, within thirty calendar (30) days after the end of each quarter, a report in the form of Attachment C, hereto, providing certain information, as requested by Viator, regarding Enhanced Product sales to include any and all (other) information necessary for the exact determination of amounts owed to Viator by VAR pursuant to Article 16.1 above, and identification of any Product delivered in any third party proprietary format. Together with such report, VAR shall remit all amounts due. All information supplied to Viator under this Agreement will be held in strict confidence by Viator.

16.3     Late Payment Fees. Any unpaid amounts due Viator by VAR, when due under
         Article 16.2 herein, shall be subject to a late payment fee calculated from the date due at the rate of one and one-half percent (1.5%) per month (18% per annum) or the highest rate allowable by applicable, law, whichever rate is less. Said late payment fee shall accrue daily and be compounded annually, until paid in full.

16.4     Impact on Fees Due Viator.  Failure of VAR to address issues related to
         Section 6.2 through 6.6 shall have no bearing on any fees due Viator under the terms of this agreement.


         Article 17 - Term, Termination, Expiration and effect Thereof


17.1 Term. This Agreement shall become effective on the date executed by both parties ("Effective Date") and shall remain in full force and effect until terminated as set forth in this Agreement. The term of this Agreement is more particularly set forth in Attachment D.

17.2 Termination Without Cause. Either party shall have the right to terminate this Agreement with 90 days written notice to the other party.

17.3 Termination For Cause. This Agreement may be terminated forthwith by the non-offending party in the event that:

         (a) except as provided in Article 17.30(b) below, Viator or VAR commits a material breach of any material obligation hereunder which is not remedied to the reasonable satisfaction of the other party within thirty (30) days after receipt of written notice thereof from the non-breaching party specifying such breach; or

         (b) either party engages in a course of conduct that has injured or is likely in the opinion of the other party to injure the reputation of the other party, the Product or the Enhanced Product as the case may be and the offending party does not discontinue said conduct within ten
         (10) days after receipt of written notice thereof; or

         (c) VAR assigns this Agreement or any of its rights or obligations hereunder, including, but not limited to, a transfer of a majority of the stock or assets of VAR without the prior written consent of Viator; or

         (d) either party ceases to function as a legitimate going concern or to conduct its operations in the normal course of business; or

         (e) receivership, bankruptcy or insolvency proceedings are commenced by or against either of the parties hereto, or an assignment for the benefit of creditors occurs, or upon the voluntary winding up or liquidation of its business by either of the parties hereto, whether or not with the aid and assistance of any court.

17.4 Obligations of VAR upon Termination or Expiration. Upon termination or expiration of this Agreement under this Article 17, VAR shall:

         (a) return to Viator all copies of the Product in its possession or destroy all such copies, at Viator's discretion; and

         (b) pay to Viator all fees due and owing under this Agreement; and

         (c) furnish to Viator the names and addresses of all Enduser(s) and Distributor(s); and

         (d) immediately discontinue all use and sublicensing of the Product and immediately discontinue the] producing, marketing and selling of the Enhanced product(s) containing the Product; and

         (e)  immediately   refrain  from  any  use  of  the   (trade)names  and
         (trade)marks of Viator;

         (f) provide an affidavit signed by an officer, or other authorized individual, attesting to the performance of items 17.4(a)-(e) and acknowledging the continuing obligations of confidentially under
         Article 11.

17.5 Upon early termination of this agreement, all amounts owed by VAR to Viator become immediately due and payable and VAR shall arrange immediate payment thereof on the day of termination. If termination is due to a breach of VAR or the termination is for any reason attributable to VAR, all agreed annual license fees for the full term of the contract becomes immediately due and payable and VAR shall arrange immediate payment thereof on the day of termination.

17.6 Enduser's Rights upon Termination. Unless (early) termination or expiration of the Agreement is caused by VAR (for instance due to breach of contract by VAR), Viator will, in those situations where Endusers have entered into a valid maintenance agreement with respect to receiving updates of the product, continue to provide the available updates up to a maximum period of two (2) years after the date of termination or expiration, for the sole purpose of providing these updates to these Endusers. VAR agrees and guarantees that VAR will not use the updates outside the scope of this provision. All terms and conditions with respect to the rights into the updates, the limited warranties and liabilities and all other applicable terms and conditions will remain in force between Viator and VAR with respect to providing these updates.


                     Article 18 - Miscellaneous Provisions

18.1 Applicable Law. This agreement will be governed by and construed in accordance with the laws of the Commonwealth of Virginia and the United States of America as applicable to agreements made and wholly performed within the Commonwealth of Virginia regardless of the place, time, or sequence of its execution. The parties agree that the laws of the Commonwealth of Virginia will apply despite any choice of law statute, rule, or precedent that would apply the law of any other jurisdiction. Both parties consent to the jurisdiction of such courts and agree that process may be served in the manner provided herein for giving notice or otherwise as allowed by state or federal law. In the event a claim or cause of action arises under the exclusive jurisdiction of the Federal Court that exercises jurisdiction over claims arising in Virginia, that court shall have jurisdiction. Both parties agree that venue shall be proper in said Federal Court.

18.2 Equitable Relief. Each party agrees that any breach of this Agreement by the other would cause irreparable damage. In the event of such breach, in addition to any and all remedies at law, the damaged party shall have the right to an injunction, specific performance or other equitable relief to prevent the continuous violation of terms contained herein.

18.3 Sales and Use Taxes. VAR shall be responsible for any sale sand use taxes arising from the transactions contemplated by this Agreement.

18.4 Employees. Neither VAR nor Viator shall hire nor seek to engage the services of, nor offer to pay commission, compensation or any other form of incentives to, the employees of the other for any purpose whatsoever, without the express written consent of such other party. This provision shall expire six (6) months after the termination of this Agreement.

18.5 Ownership; Rights Reserved. title and all ownership, proprietary and intellectual property rights to the Product, including, but not limited to, all trade secrets, copyrights, and patents, and all derivatives thereof, shall remain with Viator. Any right or license not expressly granted to VAR by Viator under this Agreement is expressly reserved.

18.6 Future Cooperation. Viator and VAR agree, from time to time at the request of the other party to discuss in good faith with the other party proposed modifications and enhancements of the Product and the Enhanced Product, and proposals for other services, if any, which may be marketed by VAR on behalf of Viator. The parties further agree to make available such management and support personnel as may be reasonably necessary for the good faith evaluation and discussion of such proposals.

18.7 Relationship of the Parties. This Agreement does not constitute a partnership, joint venture or employment contract and nothing herein contained is intended to constitute, nor shall it be deemed to constitute, either party as an agent, employee, partner, or joint venturer of the other. Neither party's employees shall, under any circumstances, be deemed to be the employee of the other party for any purpose. Except as expressly provided in this Agreement, neither party shall have any power or authority to act in the name or on behalf of the other party except with the express prior written consent of such other party.

18.8 Consents. Any consent required under this Agreement shall not be unreasonably withheld or delayed.

18.9 Waivers. No failure or delay by either party in enforcing any right or remedy under this Agreement shall be construed as a waiver of any future or other exercise of such right or remedy, or of any other right or remedy by such party.

18.10 Entire Agreement. This Agreement, including all Attachments herein, constitutes the sole and entire agreement between the parties concerning the matter set forth herein and supersedes and cancels in their entirety any previous agreements, understandings, negotiations, arrangements both oral or in writing between the parties hereto. Except as otherwise expressly provided herein, any amendment to this Agreement must be in writing and signed by an authorized representative of each party.

18.11 Successors and Assigns. The Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall not be construed to confer any right, interest or benefit in favor of any other person. Notwithstanding the foregoing, VAR may not assign or transfer its rights and interests under this Agreement, in whole or in part, without Viator's prior written consent.

18.12 Captions and Headings. Captions and headings contained in this Agreement are intended only for convenient reference, and in no way define or limit the scope or intent of this Agreement or any provisions hereof.

18.13 Counterparts. This Agreement may be executed in any number of duplicate counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

18.14 Severability. If any provision of this Agreement is adjudged to be invalid, void or unenforceable, the parties agree the validity of all remaining provision of this Agreement shall not be affected thereby and that this Agreement shall otherwise remain valid and enforceable.

18.15 Further Action. Each party hereto agrees to perform all further acts and to execute, acknowledge, and deliver any documents, which may be reasonable, necessary, appropriate, or desirable to carry out the provisions of this Agreement. Each party undertakes to keep the other party promptly informed of anything that may be reasonably deemed to be of material relevance to the other party in the framework of the Agreement.

18.16 Notices. All notices authorized or required under this Agreement shall be in writing and shall be sent by registered or certified mail, fax, postage prepaid, or return receipt requested to the parties at their respective addresses set forth below or to such other address as either party may from time to time specify by notice to the other given as provided in this Article. All notices shall be deemed given on the third business day following deposit by certified or registered mail.

Viator Networks, Inc.
2390 East Camelback Road, Suite 250
Phoenix, Arizona  85016

Videolocity, Inc.
Address:
City, State, ZIP:
Authorized Representative:

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument by their duly authorized officers as of the date below.

Viator Networks, Inc.                           VAR:

        /s/Rodney J. Puleo
        -----------------------------
Name:      Rodney J. Puleo                      Name:   Martin Senn

Title:     COO                                  Title:  COO

Date:      8/16/01                              Date:   8/15/01

                                  ATTACHMENT A
                            GENERAL PRICING SCHEDULE


For the purposes of this contract, the following outlines pricing for hardware and server software, ongoing technical and software support, portal, training fees, and other miscellaneous items. Viator retains all rights to modify all pricing as contained in this AGreement. Pricing for items not contained or described herein shall be negotiated by Viator and VAR.

1.  Preferred VAR Status
    --------------------

VAR shall have preferred VAR status and shall be among the first to receive new product offerings, including but not limited to beta hardware and software, during the life of this agreement.

2.  General Development Fees
    ------------------------

All customized software development fees are based upon the level of effort required to complete a development project. These fees may vary or be waived at Viator's sole discretion.

         (a) Hourly customized software development $125 (discounted from $200)
         (b) Hourly Server feature development $150 (discounted from $250)
         (c) Custom hardware certification $10,000.

3.  VAR Discount Sales Quantities and Associated License Fees Paid by VAR
    ---------------------------------------------------------------------

LICENSE FEES: Egress(TM) Server 3.5X

1-50                                                    $3,250
        every 11th license (e.g., 22, 32, etc.)         $2,500

        AVERAGE PRICE FOR 50                            $3,190

51>                                                     $3,000
        every 10th license, (e.g., 61, 71, etc.)        $1,750

        AVERAGE PRICE FOR 100                           $2,865

Egress(TM) Port Pricing:
Egress(TM) 1 Port               $65.00
Egress(TM) 2 Port               $75.00


Confidential
                                       Page i


4.  Training Fees Paid by VAR
    -------------------------

                                 End User Staff                                 VAR Technical Staff
Service                 Initial                 Follow-up               Initial                 Follow-up
------------------------------------------------------------------------------------------------------------------
Instructor Fee          $2,500 per day          $2,000 per session      $2,000 per day          $1,500 per session

Materials               $150/student            $150/student            Included                Included

Class size limit        10 per session          10 per session          10 per session          10 per session

Expenses                Actual                  Actual                  Actual                  Actual

Training Space          Provided by property    Provided by property    On-site                 On-site

Lead time               30 days                 21 days                 30 days                 30 days

------------------------------------------------------------------------------------------------------------------

Special training fees can be negotiated outside of these parameters.


5.  Toll-free Technical Support Fees
    --------------------------------

Viator-provided technical support is optional in cases where VAR provides such services to the end-user. In cases where VAR does not provide direct technical support to the end-user, the following table sets the fees VAR is required to pay Viator to provide front-line technical support to the end-user. At no time shall the end-user be without access to technical support.

Installed Property Base                      Per-Property Fee
-----------------------                      ----------------

        1-20                                    $150/month

        20-99                                   $110/month

       100 or more                              $95/month

6.  Collateral and other Printed Materials
    --------------------------------------

Viator agrees to license marketing and technical support materials, including but not limited to promotional tent cards, instruction sheets and placards, promotional mailing post cards, product information sheets to VAR for no charge. If VAR decides to customize these materials, orders must be placed through Viator and must conform to guidelines in Article 15 above. VAR agrees to reimburse Viator for actual production and printing costs.






                                       Page ii
Confidential

                                  ATTACHMENT B
                         VALUE ADDED RESELLER AGREEMENT

                  Authorization and Certification Requirements

                                 Authorization

VAR agrees to sell an annualized sales volume of TO BE DETERMINED WITHIN 60 DAYS of SIGNING THIS VAR AGREEMENT (the "Minimum Sales Requirement") of Products purchased under this Agreement. The Minimum Sales Requirement is based on the total number of product paid for by VAR or Viator's authorized VAR of Products for the Territory, to Viator Networks, Inc. for Products purchased under this Agreement in the relevant year, less discounts, returns and other adjustments. If VAR fails to maintain the Minimum Sales Requirement, VAR may be terminated for breach of this Agreement. The Minimum Sales Requirement shall be prorated for the first year of this Agreement based on the number of months (or portions thereof) remaining in such year, if the Term commences after the beginning of any calendar year.

Viator Networks also prefers that VAR have access to e-mail at its corporate and branch levels. However, Viator Networks will not terminate a VAR for breach of this Agreement if it fails to have or maintain such e-mail capabilities.



                                 Certification

VAR must comply with Viator Network's training programs, post sales service and support programs and procedures, including warranty support, with respect to each Product line, as such programs and procedures exist from time to time.












                                       Page iii
Confidential

                                  ATTACHMENT C
                         VALUE ADDED RESELLER AGREEMENT

                                POS REPORT FORM
                                ---------------


Date:

VAR:_________________________

Contact:_____________________

Phone Number:________________

Fax Number:__________________

Invoice         Customer        Ship to         City    Zip     Viator Part     Description     Qty.    Unit    Extended
                Name            Address                         #                                       Cost    Cost
-------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------





                                 Forecast Form
                                 -------------


Customer        Percent         30 Days         60 Days         90 Days         Product Comments
/End User       Probability
-------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------













                                       Page iv

Confidential

                                  ATTACHMENT D
                         VALUE ADDED RESELLER AGREEMENT

This Value Added Reseller Agreement is made, as of the Effective Date set forth below, between:

(1)      Viator  Networks,   Inc.,  a  Delaware  corporation  ("Viator"),   with
         principal offices as 2390 East Camelback Road, Suite 250, Phoenix, Arizona 85016 and

(2)

VIDEOLOCITY, Inc., a Nevada Corporation ("VAR")

VAR Address:    1762A Prospector Ave, Park City, UT  84060

Authorized Representative:      Martin Senn

Telephone:      435 615 8838

Facsimile:      435 615 9979

Email:          msenn@videolocity.com


Agreement No.___________________________________

Effective Date:_________________________________

Term:           In perpetuity or until terminated under the terms stated herein

Territory:      ____________________

The Value Added  Reseller  Agreement  consists  of the VAR Terms and  Conditions
attached   hereto  and  the   Attachments   set  forth  herein  (together   this
"Agreement"):

        Attachment A    General Pricing Schedule
        Attachment B    Certification and Authorization Requirements
        Attachment C    POS Report Form/Forecast Form


Value Added Reseller                       Viator Networks, Inc.

  /s/ Martin Senn                                  /s/Rodney J. Puleo
  ------------------------------                   -----------------------------
  By: Martin Senn                          By:        Rodney J. Puleo
  Name:
  Title:  COO                                         COO

  Date:   8/15/01                          Date:      8/16/01